Exhibit 10.1

Print Name of Investor:_________________________

SUBSCRIPTION AGREEMENT

This Subscription Agreement (“Subscription Agreement”) is being used by Capitol Investment Corp. IV, currently a Cayman Islands company (the “Company”), for a private placement of shares of common stock of the Company, par value $0.0001 per share (the “Shares”), on the terms and subject to the conditions contained in this Subscription Agreement.

The above-named investor (“Investor”) hereby agrees as follows:

1. Subscription for Securities. Investor hereby subscribes for and agrees to purchase ________ Shares (the “Purchased Shares”) at a purchase price of $10.00 per share, subject to the terms and conditions set forth in this Subscription Agreement.

2. Offering; Conversion of Company to Delaware Corporation. The Shares are being offered to Investor in a private placement in accordance with the terms set forth in this Subscription Agreement. The Shares are being offered in connection with the Company’s proposed business combination (the “Business Combination”) with NESCO Holdings I, Inc. (“Nesco”) pursuant to the Agreement and Plan of Merger, dated as of April 7, 2019, by and among the Company, Capitol Investment Merger Sub 1, LLC, Capitol Intermediate Holdings, LLC, Capitol Investment Merger Sub 2, LLC, NESCO Holdings, LP and Nesco (the “Merger Agreement”). In connection with the Business Combination, the Company will convert into a Delaware corporation and the Shares issued hereunder will be shares of common stock of a Delaware corporation.

3. Investor Delivery of Documents and Payment. On the date of the closing of the Mergers (as defined in the Merger Agreement), the Investor will wire the subscription amount in accordance with the directions provided to Investor by the Company at least two business days prior to Closing (as defined below).

4. Closing. The closing (“Closing”) on the Investor’s investment will occur immediately following the consummation of the Business Combination. There will be no Closing if the Business Combination is not consummated. At Closing, the Shares will be delivered promptly to Investor in book-entry form.

5. Company Representations and Warranties.

5.1. Company Organization. As of the date hereof, the Company is a Cayman Islands company duly organized, validly existing and in good standing under the laws of the Cayman Islands. Immediately following the Closing, the Company will be a Delaware corporation, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

5.2. Due Authorization.

(a) This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(b) The Shares have been duly authorized and, when issued and delivered to the undersigned against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents, as amended, or under the laws of the State of Delaware.

5.3. Compliance. The issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions herein will be done in accordance with the New York Stock Exchange rules and will not conflict with or result in a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any material violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply with this Subscription Agreement.

5.4. Reliance on Representations. The Company understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Investor.

6. Investor Representations and Warranties.

6.1. Accredited Investor Status. Investor is an accredited investor within the meaning of Section 2(a)(15) of the Securities Act of 1933, as amended, and Rule 501 promulgated thereunder.

6.2. Information About the Company, Nesco and the Shares.

(a) The Company has made available to Investor a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and its Registration Statement on Form S-4 (SEC File No. 333-230817) originally filed with the SEC on April 11, 2019, as amended, including the proxy statement/prospectus and supplements included therein (collectively, the “Disclosure Documents”). Investor has read the Disclosure Documents together with this Subscription Agreement, and fully understands the information set forth therein and herein, including the risk factors described in the Disclosure Documents.

(b) Investor has been given access to full and complete information regarding the Company and Nesco as Investor has requested and has utilized such access to Investor’s satisfaction for the purpose of verifying the information included herein and therein, and Investor has either met with or been given reasonable opportunity to meet with the officers of the Company or Nesco for the purpose of asking reasonable questions of such officers concerning the terms and conditions of this subscription and the business of the Company and Nesco and all such questions have been answered to Investor’s full satisfaction. Investor has also been given an opportunity to obtain any additional relevant information to the extent reasonably available to the Company and Nesco. After reading of such information and materials, Investor understands that there is no assurance as to the future performance of the Shares and of the Company and Nesco following the Business Combination.

(c) Investor is not purchasing the Shares as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

6.3. Speculative Investment. Investor is aware that the Shares are a speculative investment that involve a high degree of risk and Investor may suffer the total loss of its investment. Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and have obtained, in Investor’s judgment, sufficient information to evaluate the merits and risks of an investment in the Shares. Investor has not utilized any person as its purchaser representative (as defined in Regulation D) in connection with evaluating such merits and risks and has relied solely upon its own investigation in making a decision to invest in the Shares. Investor has been urged to seek independent advice from its professional advisors relating to the suitability of an investment in the Shares in view of its overall financial needs and with respect to the legal and tax implications of such investment. Investor believes that the investment in the Shares is suitable for it based upon its investment objectives and financial needs, and Investor has adequate means for providing for its current financial needs and contingencies and has no need for liquidity with respect to its investment in the Shares. The investment in the Shares does not constitute a significant portion of Investor’s investment portfolio.

6.4. Restrictions on Transfer. Investor understands that (i) the Shares have not been registered under the Securities Act or the securities laws of certain states in reliance on specific exemptions from registration and (ii) the Shares cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states, or an exemption from such registration is available. The book-entry position representing the Shares will bear a restrictive legend relating to such restrictions. In addition, Investor understands that (i) no securities administrator of any state or the federal government has recommended or endorsed the Shares or made any finding or determination relating to the fairness of an investment in the Shares and (ii) the Company is relying on Investor’s representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws.

6.5. Investment Representation. Investor is purchasing the Shares for its own account for investment and not with a view to, or for sale in connection with, any subsequent distribution of the securities, nor with any present intention of selling or otherwise disposing of all or any part of the Shares in violation of the Federal securities laws. Investor understands that, although there is a public market for the Shares, there is no assurance that such market will continue in the future.

6.6. Disqualifying Events. Investor is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under Regulation D of the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3)

6.7. Entity Authority. Investor is authorized and qualified to purchase the Shares and the person signing this Subscription Agreement on behalf of the Investor has been duly authorized by Investor to do so.

6.8. OFAC; BSA; Patriot Act. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the undersigned is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.

7. Trust Fund Waiver. The Investor understands that the Company has established a trust fund, currently in an amount of approximately $402 million, for the benefit of the Company’s public shareholders and that, except for certain limited distributions of interest earned on the funds held in the trust fund, the Company may disburse monies from the trust fund only (i) to the public shareholders in the event they elect to have their shares redeemed in connection with a business combination, (ii) to the public shareholders upon the liquidation of the Company if the Company fails to consummate a business combination within the required time period or (iii) to the Company after, or concurrently with, the consummation of a business combination. For and in consideration of the Company agreeing to the terms contained in this Subscription Agreement and for other valuable consideration the receipt of which is duly acknowledged, the Investor agrees that, as a result of its execution and delivery of this Subscription Agreement, it does not have any right, title, interest or claim of any kind in or to any monies in the trust fund (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, this Subscription Agreement. This section shall survive the termination of this Subscription Agreement for any reason.

8. Severability; Remedies. In the event any part or parts of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement are nevertheless binding with the same effect as though the void part or parts were deleted.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

10. Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.

11. Benefit. Except as otherwise set forth herein, this Subscription Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns. This Subscription Agreement may be assigned by Investor at any time.

12. Notices. All notices, offers, acceptance and any other acts under this Subscription Agreement (except payment) must be in writing, and is sufficiently given if delivered to the addressees in person, by overnight courier service, electronic transmission (including via email) or, if mailed, postage prepaid, by certified mail (return receipt requested), and will be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy or other electronic transmission (including via email), in each case addressed to a party. All communications to Investor should be sent to Investor’s address on the signature page hereto. All communications to the Company should be sent to:

Capitol Investment Corp. IV

1300 17th Street, Suite 820

Arlington, VA 22209

Attention: Mark D. Ein

Telephone: (202) 654–7060

Email: mark@venturehousegroup.com

13. Oral Evidence. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may not be changed, waived, discharged, or terminated orally, but rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

14. Paragraph Headings. Paragraph headings herein have been inserted for reference only and will not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.

15. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein will survive the delivery of, and the payment for, the Shares.

[SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE

I/We am(are) affirming that all the information contained herein is true and correct to the best of my/our knowledge and belief, including the attached schedule. If I am signing on behalf of an entity or trust I represent I have the authority to make investment decisions for the entity. I also understand that a background/credit check maybe conducted for the purposes of detecting and deterring money laundering.

Signature	Date

Print Name

Title (if applicable)

Signature	Date

Print Name

Title (if applicable)

The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

CAPITOL INVESTMENT CORP. IV

Signature	Date:

Print Name

Title (if applicable)